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                              Exhibit 23(10)(ii)
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                              ARTHUR ANDERSON LLP


                        CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Anderson LLP

Seattle, Washington
 March 18, 1996